PLAY CO. TOYS & ENTERTAINMENT CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 5, 1999


To the Shareholders of
PLAY CO. TOYS & ENTERTAINMENT CORP.

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of PLAY CO. TOYS & ENTERTAINMENT CORP. (the "Company") will be held at the offices of the Company, located at 550 Rancheros Drive, San Marcos, California 92069, on May 5, 1999, at 10:00 a.m. Pacific Standard Time, for the following purposes:

     1. To vote on the proposal to elect four (4) directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified;

     2. To vote on the proposal to amend the Company's Certificate of Incorporation to authorize an increase in the number of authorized shares of the Company's (a) Common Stock, par value $0.01 per share, from fifty-one million shares currently authorized to one hundred sixty million shares and (b) Series E Preferred Stock, par value $0.01 per share, from ten million shares currently authorized to twenty-five million shares; and

     3. To transact such other business as properly may be brought before the meeting or any adjournment thereof.

     The close of business on March 12, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors

                                                      James B. Frakes, Secretary

Dated: April 14, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       PLAY CO. TOYS & ENTERTAINMENT CORP.

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 5, 1999


     This proxy statement and the accompanying form of proxy were mailed on April 14, 1999 to the shareholders of record (as of March 12, 1999) of Play Co. Toys & Entertainment Corp. (the "Company"), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on May 5, 1999 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     Shares  of the  Company's  Common  Stock,  par value  $0.01 per share  (the
"Common Stock"), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR (i) the proposal to elect four (4) directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified and (ii) the proposal to amend the Company's Certificate of Incorporation to authorize an increase in the number of authorized shares of the Company's (a) Common Stock from fifty-one million shares currently authorized to one hundred sixty million shares and (b) Series E Preferred Stock, par value $0.01 per share ("Series E Stock"), from ten million shares currently authorized to twenty-five million shares.

     Any such proxy may be revoked at any time before it is voted. A shareholder may revoke this proxy (i) by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting; (ii) by submitting a proxy bearing a later date; or (iii) by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the directors. A shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and his abstention is, in effect, a negative vote; however, a shareholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of directors shall not be considered present and entitled to vote on the election of directors. A shareholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and his abstention is, in effect, a negative vote; however, a shareholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

     The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Company's annual report on Form 10-KSB/A-2 for the fiscal year ended March 31, 1998 and its quarterly report on Form 10-QSB/A-1 for the nine months ended December 31, 1998 accompany this proxy statement.

     The principal executive offices of the Company are located at 550 Rancheros Drive, San Marcos, California 92069; the Company's telephone number is (760) 471-4505.

               VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Common Stock. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. The close of business on March 12, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. On that date, 5,509,197 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

     The following table sets forth information as of March 12, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's officers and directors, and (iii) all officers and directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite his name.

Name and Address                                               Number of Shares                   Percent of Common Stock
of Beneficial Owner                                           Beneficially Owned 1                 Beneficially Owned 2,3

------------------------------------------------------------------------------------------------------------------------------------
Harold Rashbaum 4,5
c/o Play Co. Toys & Entertainment Corp.                                   --                                     --
550 Rancheros Drive
San Marcos, CA 92069
------------------------------------------------------------------------------------------------------------------------------------

Richard Brady 4
c/o Play Co. Toys & Entertainment Corp.                                 25,587                                   *
550 Rancheros Drive
San Marcos, CA 92069
------------------------------------------------------------------------------------------------------------------------------------
James B. Frakes 6
c/o Play Co. Toys & Entertainment Corp.                                 10,000                                   *
550 Rancheros Drive
San Marcos, CA 92069
------------------------------------------------------------------------------------------------------------------------------------

Moses Mika
c/o Play Co. Toys & Entertainment Corp.                                   --                                     --
550 Rancheros Drive
San Marcos, CA 92069
------------------------------------------------------------------------------------------------------------------------------------

United Textiles & Toys Corp. 7
1410 Broadway, Suite 1602                                             2,489,910                                45.2%
New York, NY 10018
------------------------------------------------------------------------------------------------------------------------------------

Breaking Waves, Inc. 5
112 West 34th Street                                                  1,400,000                                25.4%
New York, New York  10120
------------------------------------------------------------------------------------------------------------------------------------

Multimedia Concepts International, Inc.8
1410 Broadway, Suite 1602                                                 --                                     --
New York, NY 10018
------------------------------------------------------------------------------------------------------------------------------------

ABC Fund, Ltd.9
Riva Caccia                                                               --                                     --
Lugano, Switzerland CH-900
------------------------------------------------------------------------------------------------------------------------------------

Europe American Capital Foundation ("EACF")10
Via Cantonale                                                             --                                     --
Lugano, Switzerland CH-900
------------------------------------------------------------------------------------------------------------------------------------

Vermongenstreuhand, GMBH11                                                --                                     --
Kaiser Street #14
Bregenz, Austria A-6900
------------------------------------------------------------------------------------------------------------------------------------

Officers and Directors as a Group                                       35,587                                   *
(4 persons)4,5,6
------------------------------------------------------------------------------------------------------------------------------------

*  Less than 1%

     (1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual or entity to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or entity.

     (2) The "Percent of Common Stock Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Company, and (ii) the number of shares of Common Stock that such person or entity has the right to acquire within 60 days, whether by exercise of options or warrants. The "Percent of Common Stock Beneficially Owned" does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of said person, to acquire them within 60 days, whether by exercise of options or warrants.

     (3) Does not include 35,303,418 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 5,883,903 shares of Series E Stock outstanding.

     (4) Does not include 150,000 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 25,000 shares of Series E Stock issued as a bonus in March 1998. The shares of Series E Stock vested 100% on April 1, 1999.

     (5) Mr. Rashbaum, the Company's Chairman of the Board, is also the president and the sole director of Breaking Waves, Inc. ("BWI") which is a wholly-owned subsidiary of Hollywood Productions, Inc. ("Hollywood"). Mr. Rashbaum is also the president and a director of Hollywood.

     (6) Represents those shares underlying an option which have vested. An additional 10,000 shares underlying such option shall vest on July 1, 1999, and the final 10,000 shares underlying such option shall vest on July 1, 2000.

     (7) Does not include 1,950,000 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 325,000 shares of Series E Stock. The president of United Textiles & Toys Corp. ("UTTC"), a publicly traded company which is the Company's controlling shareholder, is Ilan Arbel who is also the president, chief executive officer, and a director of Multimedia Concepts International, Inc. ("MMCI"), a publicly traded company which is the parent company of UTTC (owning 78.5% of same). MMCI is owned 62.2% by U.S. Stores Corp., a company of which Mr. Arbel is the president and a director. U.S. Stores Corp. is owned 100% by American Telecom PLC, a British corporation. By virtue of its ownership of UTTC, MMCI may be deemed a beneficial holder of the Company's common stock held by UTTC.

     (8) Does not include 4,818,420 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 803,070 shares of Series E Stock.

     (9) Does not include 9,199,998 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 1,533,333 shares of Series E Stock.

     (10) Does not include 7,035,000 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 1,172,500 shares of Series E Stock.

     (11) Does not include 4,500,000 shares of Common Stock issuable upon the conversion (any time two years from issuance) of 750,000 shares of Series E Stock.

     MATTERS WHICH SHALL BE CONSIDERED AT THE MEETING AND WITH RESPECT TO WHICH ACTION WILL BE TAKEN THEREAT:

                            I. ELECTION OF DIRECTORS

     The Board of Directors currently consists of four members elected for a term of one year or until their successors are duly elected and qualified. Two such members are inside directors, and the remaining two are outside independent directors.

     An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxy, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

     The following table sets forth, as of March 12, 1999, the four nominees for election as directors of the Company:

Name                            Age                  Position

Richard Brady                   47                   Chief Executive Officer, President, and Director

Harold Rashbaum                 72                   Chairman of the Board

James Frakes                    42                   Chief Financial Officer, Secretary, and Director

Moses Mika                      78                   Director



     All directors are elected at an annual meeting of the Company's shareholders and hold office for a period of one year or until the next annual meeting of shareholders or until their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by the remaining directors. Officers are appointed annually by, and serve at the discretion of, the Board of Directors. There are no family relationships between or among any officers or directors of the Company, except Mr. Rashbaum is the father-in-law of Ilan Arbel, Mr. Mika's son.

     As permitted under the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of the directors to the Company or any of its shareholders for damages caused by breaches of said directors' fiduciary duties. As a result of such provision, shareholders may be unable to recover damages against directors for actions which constitute negligence or gross negligence or are in violation of their fiduciary duties. This provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative and other types of shareholder litigation against directors.

     Richard Brady is a co-founder of the Company and has acted as the Company's Chief Executive Officer and President since December 1995. Mr. Brady was the Executive Vice President, Secretary, and a Director from the Company's inception in 1974 until December 1996. He was re-elected Director of the Company in January 1998. Mr. Brady has been the President of Toys International, Inc. ("Toys," a wholly-owned subsidiary of the Company) since January 1997 and a Director thereof since May 1998.

     Harold Rashbaum has been the Chairman of the Board of Directors since September 10, 1996. Mr. Rashbaum was a management consultant to the Company from July 1995 to September 10, 1996. In May 1998, he was elected as a Director of Toys. Mr. Rashbaum has been the President, Chief Executive Officer, and a Director of Hollywood since January 1997. Since September 1996, he has also been the President, Secretary, and sole Director of BWI (a wholly-owned subsidiary of Hollywood). From May 1996 to January 1997, Mr. Rashbaum served as Secretary and Treasurer of Hollywood. Since February 1996, Mr. Rashbaum has also been the President and a Director of H.B.R. Consultant Sales Corp. ("HBR"), of which his wife is the sole shareholder. Prior thereto from February 1992 to June 1995, Mr. Rashbaum was a consultant to 47th Street Photo, Inc., an electronics retailer. Mr. Rashbaum held this position at the request of the bankruptcy court during the time 47th Street Photo, Inc. was in Chapter 11. From January 1991 to February 1992, Mr. Rashbaum was a consultant for National Wholesale Liquidators, Inc., a major retailer of household goods and housewares.

     James Frakes was appointed Chief Financial Officer and Secretary of the Company in July 1997. In August 1997, he was elected as a Director of the Company. In January 1998, Mr. Frakes was appointed Secretary and Chief Financial Officer of Toys. He was elected as a Director thereof in May 1998. In January 1998, Mr. Frakes was elected as a Director of Hollywood. From June 1990 to March 1997, Mr. Frakes was Chief Financial Officer of Urethane Technologies, Inc.
("UTI") and two of its subsidiaries, Polymer Development Laboratories, Inc. ("PDL") and BMC Acquisition, Inc. These were specialty chemical companies, which focused on the polyurethane segment of the plastics industry. Mr. Frakes was also Vice President and a Director of UTI during this period. In March 1997, three unsecured creditors of PDL filed a petition for the involuntary bankruptcy of PDL. This matter is pending before the United States Bankruptcy Court, Central District of California. From 1985 to 1990, Mr. Frakes was a manager for Berkeley International Capital Corporation, an investment banking firm specializing in later stage venture capital and leveraged buyout transactions. In 1980, Mr. Frakes obtained a Masters in Business Administration from University of Southern California. He obtained his Bachelor of Arts degree in history from Stanford University, from which he graduated with honors in 1978.

     Moses Mika was appointed as a Director of the Company in March 1998 and was elected a Director of Toys in May 1998. Mr. Mika has been retired since 1989.

Significant Employees of the Company

     John Hites has been the Vice President of Retail Operations of the Company (a non-executive officer position) since April 1998. Since 1974, Mr. Hites has been actively involved in the retail sale of specialty toys and items. From 1976 through 1982, prior to the Company's acquisition of Toys, Mr. Hites was employed by Toys.

     Howard Labow has been the Vice President of Advertising of the Company (a non-executive officer position) since June 1998. He has been employed by the Company since 1977.

     Donna Hogan has been the Vice President of Merchandising of the Company (a non-executive officer position) since June 1998. She has been employed by the Company since 1983.

Board Meetings, Committees and Compensation

     During the fiscal year ended March 31, 1998, no meetings of the Board of Directors were held. Actions were taken on sixteen occasions by unanimous written consent of the Board of Directors, which consent was obtained in lieu of meetings. The Company does not pay its directors for attendance at Board of Directors meetings or committee meetings. The Company's audit committee comprises two outside directors (Harold Rashbaum and Moses Mika) and one inside director (James Frakes). No meetings of the audit committee were held in fiscal 1998.

     During fiscal 1998, Harold Rashbaum,  the Company's  Chairman of the Board,
received an aggregate of $25,000 in compensation from the Company in consideration of the consulting services he provided therefor. Mr. Rashbaum received approximately $1,944 per month for the first nine months of the fiscal year, and commencing in January 1998, his monthly consulting fee was increased to $2,500. Commencing January 1, 1999, Mr. Rashbaum's consulting fee increased to $3,500 per month. In March 1998, the Company issued a bonus of 25,000 shares of Series E Stock, subject to a vesting schedule, to Mr. Rashbaum: these shares vested 100% on April 1, 1999. Mr. Rashbaum devotes a significant portion of his time to the Company: among other things, he reviews potential store sites, assists in strategic planning, reviews all cash outflows, and otherwise works closely with management in further developing and implementing the Company's ongoing business strategy.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The directors and officers of the Company and other principal shareholders owning of record, beneficially, directly and indirectly, an aggregate of approximately 70.6% of such shares outstanding on the record date, have agreed to vote in favor of the election of the four directors nominated herein; therefore, this proposed election shall be approved at the meeting.

     The Board of Directors recommends that you vote "FOR" this election.

Executive Compensation and Related Matters

                 Summary of Cash and Certain Other Compensation

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, or paid by the Company during the years ended March 31, 1998, 1997, and 1996 to the named Executive Officer of the Company:



                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                 Long-Term Compensation
                                                                                     Awards                   Payouts
(A)                           (B)       (C)          (D)         (E)            (F)            (G)          (H)            (I)
                                                             Other Annual       Restricted  Securities    LTIP       All Other
Name and Principal Position   Year     Salary ($)   Bonus ($) Compensation($)   Stock       Underlying    Payouts($) Compensation
                                                                                Awards ($)  Options                     ($)
                                                                                            /SARs(#)
Richard Brady                 1998     120,000      --           8,579 2        46,500(1)      --         --          --
  President, CEO,             1997     108,000      --           6,179 2        --             --         --          --
  and Director                1996     117,230      --           7,979 2        --             --         --          --




     (1) Mr. Brady received 25,000 shares of Series E Stock as a bonus in March 1998. These shares vest 100% on April 1, 1999.

     (2) Includes an automobile allowance of $7,200 for 1998, $4,800 for 1997, and $6,600 for 1996 and the payment of life insurance premiums of $1,379 for each of 1998, 1997, and 1996.

1994 Stock Option Plan

     In 1994, the Company adopted the Company's 1994 Stock Option Plan (the "SOP"). The Board believes that the SOP is desirable to attract and retain executives and other key employees of outstanding ability. Under the SOP, options to purchase an aggregate of not more than 50,000 shares of Common Stock may be granted from time to time to key employees, officers, directors, advisors, and independent consultants to the Company and its subsidiaries. Pursuant to the SOP, the Company granted to James Frakes (Chief Financial Officer and Secretary), pursuant to his hire, options to purchase 30,000 shares of Common Stock at an exercise price of $1.15 per share, vesting at the rate of 10,000 shares per annum in July 1998, 1999, and 2000. None of such options have been exercised.

     The Board of Directors is charged with administration of the SOP and is generally empowered to interpret the plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the Optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the Optionee owns more than 10% of the Common Stock of the Company).

     Options will be exercisable for a term (not less than one year) determined by the Board. Options may be exercised only while the original grantee has a relationship with the Company or at the sole discretion of the Board, within ninety days after the original grantee's termination. In the event of termination due to retirement, the Optionee, with the consent of the Board, shall have the right to exercise his option at any time during the thirty-six month period following such retirement. Options may be exercised up to thirty-six months after the death or total and permanent disability of an Optionee. In the event of certain basic changes in the Company, including a change in control of the Company as defined in the SOP, in the discretion of the Board, each option may become fully and immediately exercisable. ISOs are not transferable other than by will or by the laws of descent and distribution. Options may be exercised during the holder's lifetime only by the holder or his guardian or legal representative.

     Options granted pursuant to the SOP may be designated as ISOs with the attendant tax benefits provided therefor pursuant to Sections 421 and 422A of the Internal Revenue Code of 1986. Accordingly, the SOP provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. The Board may modify, suspend, or terminate the SOP, provided, however, that certain material modifications affecting same must be approved by the shareholders, and any change in the SOP that may adversely affect an Optionee's rights under an option previously granted under same requires the consent of the Optionee.

1994 401(k) Employee Stock Option Plan ("ESOP")

     In May 1994, the Company adopted corporate resolutions approving a 401(k) Employee Stock Ownership Plan (the "401(k) ESOP Plan") which covers substantially all employees of the Company. The 401(k) ESOP Plan was filed on July 14, 1995 with the Internal Revenue Service and includes provisions for both employee stock ownership and a 401(k) Plan. The ESOP portion of the plan allows contributions only by the Company: these can be made annually at the discretion of the Company's Board of Directors and has been designed to invest primarily in the Company's stock. The 401(k) portion will be contributed to by the employees of the Company through payroll deductions. The Company does not intend to match contributions to the 401(k) portion. Contributions to the ESOP portion may result in an expense, resulting in a reduction in earnings, and may dilute the ownership interests of persons who currently own securities of the Company. On January 26, 1995, Messrs. Brady and Tom Davidson (a founder of the Company and the Company's former President) and the Company's then parent company contributed an aggregate of 15,333 (post-July 1997 reverse split) shares of the Company's Common Stock to the ESOP. In August 1998, pursuant to the ESOP portion of the plan, the Company issued 5,673 shares of Common Stock to certain former employees.

                II. AMENDMENT TO CERTIFICATE OF INCORPORATION TO
               INCREASE THE NUMBER OF AUTHORIZED SHARES THEREUNDER

     The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation (as annexed hereto as Appendix "A") to increase the number of authorized shares of the Company's (a) Common Stock from fifty-one million shares currently authorized to one hundred sixty million shares and (b) Series E Stock from ten million shares currently authorized to twenty-five million shares.

     As of March 12, 1999, the Company has issued and outstanding 5,509,197 shares of Common Stock, 5,883,903 shares of Series E Stock, and 2 million Series E Stock Redeemable Purchase Warrants ("Series E Warrants"). Each holder of a Series E Warrant may exercise same and purchase one share of Series E Stock at $5.00 per share until December 29, 2002. Each share of Series E Stock is convertible, at the option of the holder, two years from the date of issuance, into six shares of Common Stock. The Company currently has reserved 50,000 shares of Common Stock for issuance under its SOP.

     The 2 million outstanding Series E Warrants may be exercised and thus converted into 2 million shares of Series E Stock, each share of which is then convertible into six shares of Common Stock. Accordingly, in the event (i) the Series E Warrants are exercised and the Series E Stock underlying same are issued and converted (any time two years after issuance) into Common Stock (12 million shares), and (ii) the currently outstanding shares of Series E Stock are converted (any time after December 29, 1999) into Common Stock (35,303,418 shares), the Company will be required to issue 47,303,418 shares of Common Stock. In addition, given that the Company has issued a debenture to Frampton Industries, Ltd. ("Frampton"), an unaffiliated British Virgin Islands Company, in consideration of a $650,000 loan made by same to the Company, and given that such debenture bears a 5% interest rate and is convertible into Series E Stock at a price of $0.10 per share (at Frampton's option), the Company may be required to issue an additional 6,825,000 shares of Series E Stock pursuant to the debenture whereupon any time two years after issuance of the Series E Stock, same are convertible into an aggregate of 40,950,000 shares of Common Stock. See "Recent Developments."

     This Proposal to authorize an increase in the number of authorized shares of Common Stock and Series E Stock is made to ensure that a sufficient number of authorized shares of Common Stock and Series E Stock are available in the event that the Series E Warrants are exercised and the Series E Stock are converted into shares of Common Stock.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The directors and officers of the Company and other principal shareholders owning of record, beneficially, directly and indirectly, an aggregate of approximately 70.6% of such shares outstanding on the record date, have agreed to vote in favor of approval of this proposal; therefore, this proposal shall be approved at the meeting.

     The Board of Directors recommends that you vote "FOR" this Proposal.

                               RECENT DEVELOPMENTS

     Since August 1997, the Company's wholly-owned subsidiary, Toys, has opened nine stores, eight of which were opened during the Company's second and third quarters of fiscal 1999. Since the Company's second fiscal quarter, Toys has executed leases for an additional ten stores, all of which stores it plans to open by the end of calendar year 2000. At present, the Company, Toys, and the Company's wholly-owned subsidiary Play Co. Toys Canyon Country, Inc. ("Canyon," which operates the flagship store opened in October 1996 in Santa Clarita) operate an aggregate of twenty-five stores throughout Southern California (in the Los Angeles, Orange, San Diego, Riverside, and San Bernardino Counties) and in Tempe, Arizona; Las Vegas, Nevada; Dallas, Texas; Auburn Hills, Michigan; and Chicago, Illinois. (The Company and its two subsidiaries are hereinafter referred to in the aggregate as the "Company" except where delineation is required.) The Company is expanding its geographic market, and by the end of calendar year 2000 expects to open ten new stores in northern California (San Francisco); Houston, Texas; Charlotte, North Carolina; Atlanta, Georgia; and Nashville, Tennessee.

     On March 3, 1999, the Company created the first of two dedicated electronic commerce websites. The site, www.ToysWhyPayRetail.com, which represents a new trade name for the Company, allows consumers to purchase, at near wholesale prices, overstocks, special buys, and overruns on mostly name-brand toys purchased by the Company out of season. The Company plans to offer approximately 1000 items for sale on the website. The Company expects to finalize the creation of its second electronic commerce website in April 1999 and will focus same on collectible and imported specialty merchandise such as die-cast cars, dolls, plush toys, trains, and collectible action figures. In conjunction with this second website, the Company plans to place computers in several of its retail locations to allow its customers to place orders on the website for goods otherwise not sold in such stores.

     On February 1, 1999, the Company entered into a two month agreement (expiring March 31, 1999) with Coffin Communications Group ("Coffin") pursuant to which Coffin is to provide investor relations services to the Company in exchange for which Coffin is to receive an aggregate of $5,000. Also on February 1, 1999, the Company entered into a one year agreement (expiring March 31, 2000) with Typhoon Capital Consultants, LLC ("Typhoon") pursuant to which Typhoon is to provide financial consulting services and other consulting services encompassing assistance in the production of a summary business plan and corporate profile, the creation of an advisory committee to assist the Company in assessing certain proposed actions, and the marketing of the Company's websites. In exchange for its services, Typhoon is to be granted options to purchase an aggregate of 150,000 shares of Common Stock, exercisable at $1.75 per share until their expiration on August 30, 2001.

     In January 1999, the Company and Frampton, an unaffiliated British Virgin Islands company, executed a letter agreement pursuant to which Frampton has agreed to act as the exclusive placement agent and financial advisor for the Company in connection with a contemplated proposed offering of convertible debentures. The agreement is for a term of six months (with a potential two month extension at Frampton's option) and provides that Frampton shall be provided an investment banking fee of 8% of the face amount of each debenture funded.

     In November 1998, the Company entered into agreements with (i) ZD Group, L.L.C. ("ZD"), a related party, and (ii) Frampton to secure additional financing. ZD is a New York limited liability company, the beneficiary of which is a member of the family of the Company's Chairman. Pursuant to the ZD agreement, ZD issued a $700,000 irrevocable standby letter of credit ("L/C") in favor of FINOVA Capital Corp ("FINOVA"), the Company's working capital lender. FINOVA then lent a matching $700,000 to the Company in the form of a term loan, pursuant to a Third Amendment to Loan and Security Agreement executed on February 11, 1999 by and between the Company and FINOVA. The term loan from FINOVA expires on August 3, 2000 and bears interest at prime plus one percent. As consideration for its issuance of the L/C, ZD will receive a profit percentage after application of corporate overhead from three of the Company's stores. See "Certain Relationships and Related Transactions."

     Pursuant to the Frampton agreement, Frampton has loaned $650,000 in the form of a convertible, subordinated debenture due December 31, 1999. The debenture bears a 5% interest rate and is convertible into Series E Stock at a price of $0.10 per share at Frampton's option. This price represents a 50% discount from the then current (November 10, 1998) market price reflecting a discount for the illiquidity of the shares, which do not carry any registration rights.

     In September 1998, the Company and BWI entered into a Sales Agreement pursuant to which BWI agreed to purchase, during the term of this Agreement, an aggregate of 1,400,000 shares of the Company's Common Stock, par value $0.01 per share, at a price equal to a 50% discount to the closing bid price for a share of Common Stock, as reported by the Over-the-Counter Bulletin Board, on each date on which BWI submitted to the Company its request to purchase said shares. BWI's commitment to purchase these securities was subject to the Company's purchase from BWI of swimwear valued in an amount not less than $400,000. Pursuant to this agreement, on November 24, 1998, BWI purchased 1.4 million unregistered shares of the Company's Common Stock in a private transaction. BWI is a wholly-owned subsidiary of Hollywood, a publicly traded company whose President is also the President of BWI and the Chairman of the Board of Directors of the Company. The shares purchased by BWI represent approximately 25.4% of the Company's total Common Stock issued and outstanding after the transaction. BWI paid $504,000 for the Common Stock, which represented an approximate price of $0.36 per share: $300,973.50 of the consideration remitted by BWI was in cash, and the remaining $203,026.50 was provided in BWI swimwear. The Company had previously carried BWI swimsuits in its stores on a trial basis. See "Certain Relationships and Related Transactions."

     On July 27, 1998, the Company sold 100,000 shares of Series E Stock to UTTC, the Company's principal shareholder, for $100,000. In determining the purchase price paid by UTTC, the trading price of the Series E Stock - along with the applicable discounts for illiquidity, lack of marketability, and lack of registration rights - were considered. The trading price of approximately
$2.00 per share was discounted by 50% for the above reasons. See "Certain Relationships and Related Transactions."

     On July 22, 1998, the Company entered into a Lead Generation/Corporate Relations Agreement with Corporate Relations Group, Inc. ("CRG"), a Florida corporation not affiliated with the Company, pursuant to which CRG shall provide investor and public relations services to the Company for a period of five years. Under the terms of the Agreement, the Company paid $100,000 to CRG upon execution of the agreement and agreed to issue 50,000 shares of the Company's Series E Stock as a reimbursement for expenses. In addition, the Company granted to CRG options to purchase 350,000 shares of Common Stock at an exercise price of $0.78125 per share and 400,000 shares of Series E Stock at an exercise price of $2.25 per share. In a related agreement, the Company issued options to four principals of CRG entitling each to purchase 25,000 shares of Common Stock at an exercise price of $0.78125 and 75,000 shares of Series E Stock at an exercise price of $2.25 per share. In connection with these options, the Company recorded approximately $35,000 in compensation ($10,000 for the Series E Stock options and $25,000 for the Common Stock options) based on an option pricing model which considered the volatility of the securities' stock prices, and the short life of the options, 2/3 of which are exercisable for a two month period and the remaining 1/3 of which are exercisable for a six month period.

     On December 29, 1997, the Company consummated an initial public offering of 750,000 shares of its Series E Stock and 1,500,000 Series E Warrants at $4.00 per share and $0.10 per Warrant, respectively, through West America Securities Corp. as underwriter, for a total offering of $3,150,000. The Company received gross proceeds of approximately $2,740,000 from the offering after the payment of a 10% commission and 3% non accountable expense allowance to the underwriter. With the closing of the offering, the options to purchase shares of Series E Stock granted to Europe American Capital Corp. ("EACC," an affiliate), in accordance with the Company's previous financing through Congress Financial Corporation (Western) ("Congress"), terminated. See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hollywood Productions, Inc.

     In February 1999, the Company borrowed $100,000 from Hollywood. The president of Hollywood is also the Chairman of the Board of the Company. Pursuant to the loan, the Company issued an unsecured 9% promissory note to Hollywood which calls for repayment of the note in four equal monthly installments, comprising principal and interest, commencing March 15, 1999 and ending June 15, 1999.

Breaking Waves, Inc.

     On November 24, 1998, pursuant to a sales agreement entered into by and between the Company and BWI, BWI purchased 1.4 million unregistered shares of the Company's Common Stock in a private transaction. The shares purchased by BWI represent approximately 25.4% of the total Common Stock issued and outstanding after the transaction. The consideration paid for the stock was $504,000, which represented an approximate price of $0.36 per share. This price was discounted 50% from the then current market price reflecting a discount for the illiquidity of the shares, which do not carry any registration rights. $300,973.50 of the consideration remitted was in cash, and the remaining $203,026.50 was provided to the Company in the form of BWI product, primarily girls' swimsuits. The Company had previously carried swimsuits from BWI in its stores on a trial basis.

     Pursuant to the sales agreement (which has a term of one year which automatically extends for one year terms unless either of the parties terminates same), the Company agreed to purchase, during each season during which swimwear is purchased, a minimum of 250 pieces of merchandise for each of its retail locations and to provide advertising promotional materials and ads of the merchandise in all of its brochures, advertisements, catalogs, and all other promotional materials, merchandising programs, and sales promotion methods, in all mediums used by same.

     On July 15, 1998, the Company borrowed $300,000 from BWI and issued an unsecured promissory note (at 9% interest per annum) to same in exchange therefor. The note called for five monthly installments of principal and interest commencing August 15, 1998 and ending December 30, 1998 and has been repaid in full.

     On March 1, 1998 the Company borrowed $250,000 from BWI and issued an unsecured promissory note (at 15% interest per annum) to same in exchange therefor. The note called for ten monthly installments of principal and interest commencing on March 31, 1998 and ending on December 31, 1998 and has been repaid in full.

ZD Group, L.L.C.

     In November 1998, the Company entered into an agreement with ZD to secure additional financing. ZD is a New York limited liability company, the beneficiary of which is a member of the family of the Company's Chairman. Pursuant to the ZD agreement, ZD issued a $700,000 irrevocable standby L/C in favor of FINOVA, the Company's working capital lender (which is not an affiliate of the Company). FINOVA then lent a matching $700,000 to the Company in the form of a term loan, pursuant to a Fourth Amendment to Loan and Security Agreement executed on February 11, 1999 by and between the Company and FINOVA. The term loan from FINOVA expires on August 3, 2000 and bears interest at prime plus one percent. As consideration for its issuance of the L/C, ZD will receive a profit percentage after application of corporate overhead from three of the Company's stores.

United Textiles & Toys Corp.

     The Company's parent, UTTC, has guaranteed the Company's loan from FINOVA.

     The president of UTTC, Ilan Arbel, in a letter dated May 15, 1998, has represented, generally, his intent and ability to provide working capital to the Company, should same be necessary, through September 30, 1999.

     On July 27, 1998, the Company sold 100,000 shares of Series E Stock to UTTC, the Company's principal shareholder, for $100,000. In determining the purchase price paid by UTTC, the trading price of the Company's Series E Stock - along with the applicable discounts for illiquidity, lack of marketability, and lack of registration rights - were considered. The trading price of approximately $2.00 per share was discounted by 50% for the above reasons.

ABC Fund, Ltd.

     In June 1998, the Company and ABC Fund, Ltd. ("ABC," a Belize corporation and an affiliate of the Company), the holder of a 5% convertible secured subordinated debenture - dated January 21, 1998 and due August 15, 2000 (the "Debenture") - offered to amend the terms of the Debenture to enable the conversion of the principal amount and accrued interest thereon, into shares of Series E Stock, at a conversion price of $1.00 per share. Management agreed to convert the Debenture since the conversion of the debt into equity would result in a strengthened equity position which management believed would provide confidence to the Company's working capital lender, FINOVA, and trade creditors. Further, converting the debt to equity eliminated on-going interest expense requirements as well as the cash flow required to repay the Debenture. Simultaneously with its offer to amend the Debenture, ABC elected to convert same as of June 30, 1998, whereby, $1.5 million in principal amount and $33,333 in accrued interest were converted into 1,533,333 shares of Series E Stock. ABC did not receive any registration rights regarding the shares. Simultaneously, ABC terminated the Subordinated Security Agreement between the parties and the Intercreditor and Subordination Agreement, dated January 21, 1998, by and between ABC and FINOVA. ABC, or its assigns, retained a right included in the Debenture, to purchase up to an aggregate of 25% of the outstanding shares of common stock of Toys. The purchase price per share shall equal the net book value per share of Toys' common stock as of the date of exercise using generally accepted accounting principals. The calculation of the number of shares subject to this right and the purchase price per share shall be as of the date that the Company receives notification that the right is being exercised. This right shall extend until August 15, 2000 and shall automatically extend thereafter until August 15, 2003 unless earlier terminated by ABC or its assignee.

Officers and Directors

     The Company leases 40,000 square feet of combined office space (comprising approximately 3,000 square feet) and warehouse space (comprising approximately 37,000 square feet), at an approximate annual cost of $247,000, from a partnership of which one of the partners is Richard Brady, the President and a Director of the Company. The lease expires in April 2000, and the Company believes that it is on terms no more or less favorable than terms it might otherwise have negotiated with an unaffiliated party.

     In March 1998, the Company issued 25,000 shares of Series E Stock, subject to one year vesting schedules, to each of Richard Brady, President of the Company, and Harold Rashbaum, Chairman of the Board of the Company, as bonuses in recognition of their efforts to further the Company's turnaround toward profitability. In addition, during fiscal 1998, the Company remitted an aggregate of $25,000 to Mr. Rashbaum in consideration of the consulting services he provided therefor. Mr. Rashbaum received approximately $1,944 per month for the first nine months of the fiscal year, and commencing in January 1998, his monthly consulting fee was increased to $2,500. Commencing January 1, 1999, Mr. Rashbaum's consulting fee increased to $3,500 per month. Mr. Rashbaum devotes a significant portion of his time to the Company: among other things, he reviews potential store sites, assists in strategic planning, reviews all cash outflows, and otherwise works closely with management in further developing and implementing the Company's ongoing business strategy.

     Pursuant to the Company's SOP, in July 1997, the Company granted to James Frakes (Chief Financial Officer and Secretary), pursuant to his hire, options to purchase 30,000 shares of Common Stock at an exercise price of $1.15 per share, vesting at the rate of 10,000 shares per annum in July 1998, 1999, and 2000. None of such options have been exercised.

Multimedia Concepts International, Inc.

     In January 1998, in accordance with certain financing provided by FINOVA, the Company received $3.0 million in standby letters of credit. Of same, $2 million was established by the Company and was secured by a $2 million certificate of deposit which was acquired with $1.5 million in proceeds from a subordinated debt arrangement and $500,000 from the proceeds of the Company's December 1997 public offering of Series E Stock. The remaining $1 million was provided by MMCI, an affiliate of the Company by virtue of its 78.5% ownership of UTTC, the Company's parent.

The Company's Current Financing:  through FINOVA Capital Corporation

     On January 21, 1998, the Company entered into a $7.1 million secured, revolving Loan and Security Agreement (the "FINOVA Agreement") with FINOVA. The credit line offered under the FINOVA Agreement replaced the $7 million credit line the Company previously had with Congress (the "Congress Financing"); neither FINOVA nor Congress is affiliated with the Company. The Company paid off the Congress loan on February 3, 1998.

     The FINOVA credit line is secured by substantially all of the Company's assets and expires on August 3, 2000. It accrues interest at a rate of floating prime plus one and one-half percent. Effective July 30, 1998, the Company and FINOVA amended the FINOVA Agreement to increase the maximum level of borrowings under the agreement from $7.1 million to $7.6 million. Effective September 24, 1998, the Company and FINOVA entered into a second amendment to the FINOVA Agreement to increase the maximum level of borrowings thereunder from $7.6 million to $8.6 million through December 31, 1998. As of January 1, 1999, the maximum level of borrowings returned to the $7.6 million level. In December 1998, the FINOVA Agreement was amended a third time to reflect FINOVA's taking of a subordinate position with respect to its lien on only such equipment as has been leased by the Company from Phoenix Leasing, Inc. As indicated above, pursuant to the ZD agreement, ZD issued a $700,000 irrevocable standby L/C in favor of FINOVA which then lent a matching $700,000 to the Company in the form of a term loan, pursuant to a fourth amendment to the FINOVA Agreement entered into on February 11, 1999. The term loan from FINOVA expires on August 3, 2000 and bears interest at prime plus one percent. In March 1999, the Company and FINOVA entered into a Fifth Amendment to Loan and Security Agreement which stretches the agreed upon decrease in advance rate against the Company's cost value of its inventory over a five month period.

     Under the FINOVA Agreement, the Company is able to borrow against the cost value of eligible inventory. Since February 1999, pursuant to the Agreement, the Company's allowed borrowing has increased by $100,000 to $2.5 million against a combination of $3 million in standby letters of credit in favor of FINOVA and restricted cash provided by a subordinated loan. $1.5 million of the $3 million in additional borrowing support from the standby letters of credit was provided by an institutional investor in the form of a subordinated loan; $1.0 million was provided in the form of a standby letter of credit issued by MMCI, an affiliate of the Company by virtue of its 78.5% ownership of UTTC, the Company's parent; the other $500,000 was provided by the Company.

     The Company's Former Financing: through Congress Financial Corporation (Western)

     In February 1996, pursuant to the terms of the Congress Financing, EACC, an affiliate of the Company, delivered a $2 million L/C to Congress. The Congress Financing was also guaranteed by UTTC, the majority shareholder of the Company. As compensation for the issuance of the L/C, the Company granted to EACC options, subject to shareholder approval, (i) to purchase up to an aggregate of 1,250,000 shares of Common Stock at a purchase price of 25% of the closing bid price for the Common Stock on the last business day prior to exercise, for a period of six months from issuance (this option expired unexercised); and (ii) to purchase up to an aggregate of 20 million shares of the Company's Series E Stock. From April 1996 to June 1997, EACC exercised its options and purchased an aggregate of 3,562,070 shares of the Company's Series E Stock for $3,562,070. An aggregate of 361,500 of such shares were converted into Common Stock. In March 1997, EACC issued an additional $1 million L/C to Congress in order for the Company to obtain additional financing from Congress. This L/C enabled the Company to receive additional advances of up to $1 million from Congress. EACC did not receive any compensation for the issuance of this L/C. With the closing of the offering, EACC's option to purchase shares of Series E Stock (granted in accordance with the Congress Financing) terminated. The proceeds of the funds received from EACC's investment enabled the Company (i) to acquire the assets of Toys (a three store chain) in January 1997, (ii) to finance the openings of the Santa Clarita, Arizona Mills, Redondo Beach, Ontario Mills, and Clairemont Mesa stores, (iii) to redesign four store locations, and (iv) to support the Company's operations during the Company's business turnaround.

The Company's Parents

     Approximately 45.2% of the Company's Common Stock is held by UTTC, the Company's parent corporation. UTTC, a Delaware public company, is owned 78.5% by MMCI, also a Delaware public company. MMCI is owned 62.2% by U.S. Stores Corp., a private Delaware corporation, which is owned 100% by American Telecom PLC, a British public corporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Haskell & White LLP, Certified Public Accountants, as independent accountants of the Company for the fiscal year ending March 31, 1999. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Haskell & White LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Haskell & White LLP is not expected to be present at the meeting; however, a representative will have the opportunity to make a statement via telephone and to answer appropriate questions.

     On February 20, 1997, the Board of Directors of the Company authorized the Company's executive officers to engage Haskell & White LLP as the Company's new auditing firm (replacing BDO Seidman, LLP) for the year ending March 31, 1997. Prior to engaging Haskell & White LLP, the Company has not consulted same on any matters relative to the application of accounting principles on specified transactions or regarding any matter that was the subject of a disagreement with BDO Seidman, LLP. The change in accountants was not due to any discrepancies or disagreements between the Company and its former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The former accountants' reports on the Company's financial statements for the years ended March 31, 1995 and 1996 did not contain any adverse opinions or disclaimers of opinion; nor were they qualified or modified as to uncertainty, audit scope, or accounting principles as required by Item 304 (a)(3) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     No person ("a Reporting Person") who during the fiscal year ended March 31, 1998 was a director, officer, or beneficial owner of more than ten percent of the Company's Common Stock or Series E Stock [which are the only classes of equity securities of the Company registered under ss.12 of the Securities Exchange Act of 1934], failed to file on a timely basis reports required by ss.16 of the Act during the most recent fiscal year except as follows: (i) Richard Brady failed to file Forms 4 and 5; (ii) James B. Frakes failed to file a Form 5; (iii) Moses Mika failed to file Forms 3 and 5; (iv) Harold Rashbaum failed to file a Form 3 and 5; (v) EACC failed to file Forms 3, 4, and 5; and
(vi) EACF failed to file Forms 3 and 5. The foregoing is based solely upon a review by the Company of (i) Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(e) under the Act; (ii) Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and (iii) any representation received by the Company from any reporting person that no Form 5 is required, except as described herein.

                              FINANCIAL INFORMATION

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB/A-2 FOR THE FISCAL YEAR ENDED MARCH 31, 1998 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB/A-1 FOR THE QUARTER ENDED DECEMBER 31, 1998 (EACH WITHOUT THE EXHIBITS FILED THEREWITH), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ACCOMPANY THIS PROXY STATEMENT.

                               III. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein set forth. If any other matter properly is brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Shareholder Proposals

     Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company on or prior to January 5, 2000 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2000 Annual Meeting of Shareholders.

                                             By Order of the Board of Directors,

                                                                 James B. Frakes
                                                                       Secretary

April 14, 1999


     Whether Or Not You Expect To Attend The Meeting, Please Complete And Return Your Proxy Promptly In The Enclosed Envelope. No Postage Is Required If It Is Mailed In The United States Of America.

                                   Appendix A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PLAY CO. TOYS & ENTERTAINMENT CORP.



         Under Section 242 of the Delaware Corporation Law:

     The   undersigned,   for  the  purpose  of  amending  the   Certificate  of
Incorporation of Play Co. Toys & Entertainment Corp. (the "Corporation"), does hereby certify and set forth:

FIRST:

         The name of the Corporation is

                           PLAY CO. TOYS & ENTERTAINMENT CORP.
SECOND:

     The Certificate of Incorporation was filed by the Department of State on June 15, 1994.

THIRD:

     The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is (i) to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 51,000,000 to 160,000,000 and (ii) to increase the authorized number of shares of Series E Preferred Stock, par value $0.01 per share, from 10,000,000 to 25,000,000. Accordingly, the Certificate of Incorporation of this Corporation is amended by changing "Article FOURTH," so that, as amended, said Article shall read as follows:

         FOURTH:

     A. Authorized Capital Stock. The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is
(190,500,000)  shares  consisting  of ONE HUNDRED  SIXTY  MILLION  (160,000,000)
shares of Common Stock, par value $0.01 per share (the "Common Stock"), and THIRTY MILLION FIVE HUNDRED THOUSAND (30,500,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") of which TWENTY-FIVE MILLION (25,000,000) shares are designated "Series E Preferred Stock" and FIVE MILLION
FIVE HUNDRED THOUSAND (5,500,000) shares are designated "Series F Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in subparagraph of this Article FOURTH.

     B. Series E Preferred Stock.

          (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series E Preferred Stock." The number of shares of Series E Preferred Stock authorized hereby shall be 25,000,000 shares.

          (ii) Rank. The Series E Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other Senior Securities established by the Board of Directors and, if required by Section (vii), approved by the affirmative vote of the holders of a majority of the shares of the Series E Preferred Stock, the terms of which shall specifically provide that such series shall rank prior to the Series E Preferred Stock; (b) on a parity with any other Parity Securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series E Preferred Stock; and (c) prior to any other Junior Securities of the Corporation.

          (iii) Dividends. The Series E Preferred Stock shall not have any right to dividends.

          (iv) Liquidation Preference.

               (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of the outstanding shares of the Series E Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series E Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series E Preferred
          Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

               (b) For the purposes of this Article FOURTH, neither the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

          (v) Redemption. The shares of Series E Preferred Stock are not redeemable by the Corporation.

          (vi) Conversion.

               (a) Subject to, and upon compliance with, the provisions of this Section (vi), the holder of a share of Series E Preferred Stock designated shall have the right, at such holder's option, at any time commencing two years from issuance and terminating five years from issuance, to convert such share into 6 fully paid and non-assessable shares of Common Stock of the Corporation.

               (b) (1) In order to exercise the conversion privilege, the holders of each share of Series E Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the transfer agent for the Series E Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                    (2) As promptly as  practicable  after the  surrender of the certificates for shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (iv).

                    (3) Each  conversion  shall be deemed to have been  effected immediately prior to the close of business on the date on which the certificates for shares of Series E Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series E Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

               (c) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          (vii) Voting Rights. The holders of record of shares of the Series E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section (vii)(a) or as otherwise provided by law.

               (a) So long as any shares of the Series E Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series E Preferred Stock; (ii) increase or decrease the par value of the Series E Preferred Stock; or (iii) alter the preferences, powers, or rights of the Series E Preferred Stock so as to affect them adversely.

               (b) In  exercising  the voting  rights set forth in this  Section
          (vii), each share of Series E Preferred Stock shall have one vote per share.

     C. Series F Preferred Stock.

          (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series F Preferred Stock." The number of shares of Series F Preferred Stock authorized hereby shall be 5,500,000 shares.

          (ii) Rank. The Series F Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other Senior Securities established by the Board of Directors, including the Series E Preferred Stock, and, if required by Section (vii), approved by the affirmative vote of the holders of a majority of the shares of the Series F Preferred Stock, the terms of which shall specifically provide that such series shall rank prior to the Series F Preferred Stock; (b) on a parity with any other Parity Securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series F Preferred Stock; and (c) prior to any other Junior Securities of the Corporation.

          (iii) Dividends.

               (a) The holders of the shares of the Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at $0.09 per share. The dividend is payable quarterly, subsequent to the initial payment date declared by the Board of Directors (the "Series F Dividend Payment Dates"), in preference to dividends on the Junior Securities. Such dividend shall be paid to the holder of record by the close of business on the date thirty business days after the Series F Dividend Payment Dates, which dividend may be paid in cash or kind, at the discretion of the Corporation. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

               (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the shares of the Series F Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or are declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Series F Preferred Stock and any other Parity Securities, the Corporation distribute the dividend pro rata so that the amount of dividends declared per share on the Series F Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other Parity securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock or any other Parity Securities which may be in arrears.

               (c) Holders of the shares of the Series F Preferred Stock shall be entitled to receive the dividends provided for in paragraph
          (iii)(a) hereof in preference to and in priority over any dividends of other Parity Securities and any other Junior Securities.

               (d) Subject to the foregoing provisions of this Section (iii) the Board of Directors may declare, and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for or convertible into any of the Junior Securities, and the holders of shares of the Series F Preferred Stock shall not be entitled to share therein.

     (iv) Liquidation Preference.

          (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $3.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of the outstanding shares of the Series F Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, including the Series E Preferred Stock, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series F Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series F Preferred Stock and the holders of outstanding shares of such other Parity Securities were paid in full.

          (b) For the purposes of this Article FOURTH, neither the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption.

          (a) Notice. The Corporation may, at any time commencing one years from issuance, redeem all of the issued and outstanding shares of the Series F Preferred Stock for a per share price of $3.00 (the "Redemption Price"), plus accrued but unpaid dividends, upon the terms set forth below. If the Corporation desires to redeem the Series F Preferred Stock, it shall deliver notice (the "Redemption Notice") by regular mail to each holder of record of the Series F Preferred Stock at the address of each holder as it appears on the books of the Corporation. Dividends shall cease accruing on the date of the Redemption Notice.

          (b) Delivery of Certificates and Payment. On or before the tenth day after the date of the Redemption Notice (the "Period"), each holder of the Series F Preferred Stock shall deliver to the secretary of the Corporation at its principal office his certificate for the Series F Preferred Stock, duly endorsed in blank (or accompanied by proper instruments of transfer). Upon such surrender the holder thereof shall be entitled to receive payment of the Redemption Price for each share of the Series F Preferred Stock so surrendered. The Corporation shall make such payment within five days after the later of (i) the date on which the holder delivered such certificates or (ii) the last day of the Period.

     (vi) Conversion.

          (a) Subject to, and upon compliance with, the provisions of this Section (vi), the holder of a share of Series F Preferred Stock designated shall have the right, at such holder's option, to convert such share into two fully paid and non-assessable shares of Common Stock of the Corporation, at any time commencing six months from issuance.

          (b) (1) In order to exercise the conversion privilege, the holders of each share of Series F Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the transfer agent for the Series F Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series F Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

               (2) As promptly as practicable after the surrender of the certificates for shares of Series F Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (vi).

               (3) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series F Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series F Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

               (c) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series F Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series F Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          (vii) Voting Rights. The holders of record of shares of the Series F Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section (vii)(a) or as otherwise provided by law.

               (a) So long as any shares of the Series F Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series F Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series F Preferred Stock; (ii) increase or decrease the par value of the Series F Preferred Stock; or (iii) alter the preferences, powers, or rights of the Series F Preferred Stock so as to affect them adversely.

               (b) In  exercising  the voting  rights set forth in this  Section
          (vii), each share of Series F Preferred Stock shall have one vote per share.

     D. Common Stock

          (i) Dividends. Subject to the liquidation rights of the Preferred Stock, the holders of Common Stock shall be entitled to share equally all dividends declared and paid by the Corporation.

          (ii) Voting. The holders of record of Common Stock shall have one vote, on all matters upon which stockholders of the Corporation may vote, for each share of the Common Stock held by them.

          (iii) Dissolution, Liquidation, Etc. In the event of the dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and after the payment to the holders of the Preferred Stock as provided for in this Certificate of Incorporation, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock.

     FIFTH:  The amendment to the Articles of  Incorporation  of the Corporation
set  forth  above  was  adopted  by  majority   consent  of  the   Corporation's
shareholders at the Corporation's annual meeting held on May 5, 1999.

     IN WITNESS WHEREOF, the undersigned President of this Corporation has executed this Certificate of Amendment on this ____day of May, 1999.


                       PLAY CO. TOYS & ENTERTAINMENT CORP.



By:
Richard Brady, President



By:
James Frakes, Secretary

                  PLAY CO. TOYS & ENTERTAINMENT CORP.

                  Annual Meeting of Shareholders - May 5, 1999

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Richard Brady and James B. Frakes, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock of Play Co. Toys & Entertainment Corp. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 5, 1999 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

         I.       ELECTION OF DIRECTORS

                  FOR all nominees listed                                                        WITHHOLD AUTHORITY
                  below (except as marked                                                        to vote for all nominees
                  to the contrary below)                                                         listed below


     (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

Harold Rashbaum     Richard Brady       James B. Frakes          Moses Mika

     II. To ratify the proposal to amend the Company's Certificate of Incorporation to authorize an increase in the number of authorized shares of the Company's (a) Common Stock, par value $0.01 per share, from fifty-one million shares to one hundred sixty million shares and (b) Series E Preferred Stock, par value $0.01 per share, from ten million shares to twenty-five million shares.

      FOR       AGAINST

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated April 14, 1999, receipt of which is hereby acknowledged.

         (Continued and to be signed on the reverse side)

     Either of the proxies or his respective substitute who shall be present and acting shall have and may exercise all the powers hereby granted.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF FOUR DIRECTORS, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN.

     Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


Dated:___________________________, 1999

     (Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign; executors, administrators, trustees, etc., should also so indicate when signing.)